ARTRA GROUP INCORPORATED
                               500 Central Avenue
                           Northfield, Illinois 60093

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held on December 11, 1997

         As  a  shareholder  of  ARTRA  GROUP   INCORPORATED   (oArtrao  or  the
oCompanyo), you are invited to be present, or represented by proxy, at the Annual Meeting of Shareholders, to be held at the Sheraton North Shore Hotel, 933 Skokie Boulevard, Northbrook, Illinois, on December 11, 1997, at 10:30 a.m. Chicago time, for the following purposes:

(1) To elect Edward A. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Robert L. Johnson, Gerard M. Kenny and Maynard K. Louis to the Board of Directors of Artra for a term of one (1) year.

(2) To ratify the appointment of Coopers & Lybrand L.L.P. as Artra's independent certified public accountants for the fiscal year ending December 25, 1997. See "Selection of Auditors" in the Proxy Statement.

(3) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on October 31, 1997 are entitled to vote at the Annual Meeting of Shareholders and all adjournments thereof. Since a majority of the outstanding shares of Artra's stock must be represented at the meeting in order to constitute a quorum, all shareholders are urged either to attend the meeting or to be represented by proxy.

         If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

                                   By Order of the Board of Directors


                                   Edwin G. Rymek, Secretary

November 7, 1997

Have you moved? If so, please complete and return the change of address form on the last page.

                            ARTRA GROUP INCORPORATED
                               500 Central Avenue
                           Northfield, Illinois 60093
                                PROXY STATEMENT


         This Proxy Statement, Notice of Meeting and Proxy which will be mailed on or about November 7, 1997 are furnished in connection with the solicitation by the Board of Directors of ARTRA GROUP INCORPORATED ("Artra" or the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Sheraton North Shore Hotel, 933 Skokie Boulevard, Northbrook, Illinois, on December 11, 1997 at 10:30 a.m., Chicago time, and any adjournments thereof.

         Shareholders of record at the close of business on October 31, 1997 (the "record date") will be entitled to one vote at the meeting for each share then held. On October 31, 1997, the record date, there were 8,290,182 shares of common stock of Artra outstanding and 3,583.62 shares of Series A Preferred Stock of Artra outstanding. On the matters presented to shareholders at this meeting, the shares of Series A Preferred Stock are entitled to be voted on a combined basis with the common stock and not on a class basis. Each preferred and common share is entitled to one vote in person or by proxy, with the privilege of cumulative voting in connection with the election of directors. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A shareholder may abstain from voting or may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card.

         UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED, AS SPECIFIED BELOW:

(1) Elect Edward E. Celano, Howard R. Conant, peter r. harvey, John Harvey, gerard m. kenny, Robert L. Johnson and Maynard K. Louis as directors,

(2) Ratify the appointment of Coopers & Lybrand L.L.P. as the company's independent certified public accountants.

(3) Transact such other business as may properly be brought before the meeting or any adjournment thereof.

         All proxies may be revoked and execution of the accompanying proxy will not affect a shareholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later dated proxy. Any shareholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy.

         THIS PROXY STATEMENT IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ARTRA. The expense of making this solicitation is being paid by Artra and consists of the preparing, assembling and mailing of the Notice of Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to shareholders. In addition to solicitation by mail, officers and regular employees of Artra may solicit proxies by telephone, telegram or in person without additional compensation therefor.


Series A Preferred Shareholders' Voting Rights

         As of this time, Artra has outstanding 3,583.62 shares of its Series A Preferred Stock (Series A) which have the right to cast one vote per share for
(i)  election of  directors.  The  Statement  establishing  the Series A states:
"...each share of the Series A Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of Artra's shareholders, such voting rights to be indistinguishable with the voting rights attributed to a share of Artra's common stock."


ELECTION OF DIRECTORS

         Seven directors are to be elected at the annual meeting for a term of one (1) year expiring in 1998.

         The Board of Directors has nominated Edward A. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Gerard M. Kenny, Robert L. Johnson and Maynard K. Louis for election as directors for such terms. See "Information Concerning Directors and Nominee" for a description of the business experience of, and other information concerning Edward A. Celano, Howard R. Conant, Peter
R. Harvey, John Harvey, Gerard M. Kenny, Robert L. Johnson and Maynard K. Louis. The By-laws of Artra require seven directors who are being nominated for election at this time.

         Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named below.

         If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, a contingency which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors.


Meetings of the Directors

         In 1996, the Board of Directors of the Company conducted two (2) meetings of the Board at which all Directors were present either in person or by telephone. In addition, the Board of Directors adopted actions by unanimous consent on fourteen (14) occasions.

Committees

         The Audit Committee presently consists of Gerard M. Kenny, Chairman, Maynard Louis and Robert L. Johnson and it conducted no meetings during 1996. The Option and Compensation Committee consists of Peter R. Harvey, Chairman, Maynard Louis and Howard Conant. The Option and Compensation Committee did not meet during 1996. The Executive Committee consists of John Harvey, Chairman, Peter R. Harvey, Edward Celano and Robert L. Johnson. The Executive Committee did not meet during 1996.


Information Regarding Directors

The following table lists the name and age of each director of Artra, his business experience during the past five (5) years, his positions with Artra and certain directorships.


Name                          Age         Positions and Experience
----                          ---         ------------------------

John Harvey                   65          Chairman of the Board of Directors and
                                          Chief  Executive   Officer  of  Artra;
                                          Director  since 1968;  Chairman of the
                                          Board  of  Directors,  since  1985,  a
                                          Director  from 1982 to  December  1995
                                          and the Chief  Executive  Officer from
                                          1990  to  November  1995  of  COMFORCE
                                          Corporation  (temporary   professional
                                          employment,    formerly    The    Lori
                                          Corporation);  an  equity  holding  of
                                          Artra  representing  13%  of  COMFORCE
                                          outstanding   stock;   a  Director  of
                                          Plastic  Specialties and Technologies,
                                          Inc.  ("PST")   (textiles,   hose  and
                                          tubing);    Director    of     PureTec
                                          Corporation,  the  successor by merger
                                          to  Ozite.


Peter R. Harvey              62           President and Chief Operating  Officer
                                          and a Director  since  1968;  Director
                                          of  COMFORCE  (temporary  professional
                                          employment,     formerly   The    Lori
                                          Corporation)from 1985 to December 1995
                                          and a vice  president through  January
                                          1996, an equity   holding   of   ARTRA
                                          representing    13%    of     COMFORCE
                                          outstanding common stock;  Director of
                                          PureTec  Corporation,  (textiles, hose
                                          and tubing) the successor by merger to
                                          Ozite.


Gerard M. Kenny               45          Director  since  1988;  Executive Vice
                                          President  and Director  since 1982 of
                                          Kenny Construction  Company since 1982
                                          (diversified   heavy    construction);
                                          General Partner of Clinton  Industries
                                          (investments),  a limited partnership,
                                          since 1972.


Edward A. Celano              58          Executive   Vice   President   of  the
                                          Atlantic Bank of New York since May 1,
                                          1996,   Senior   Vice   President   of
                                          National  Westminster,  USA from  1984
                                          through April 1996, corporate finance.

Howard R. Conant              73          Retired  Chairman  of  the   Board  of
                                          Interstate  Steel  Co.,  1970 to 1990,
                                          and a consultant to Interstate through
                                          1992.


Maynard K. Louis              68          Retired Chairman of  the Board of Lord
                                          Label   (now   known   as   Porter   &
                                          Chatburn),  a printing  company,  from
                                          1965 to 1989, Vice President,  1989 to
                                          1993,  director  of  Artra  from  1993
                                          through 1995.


Robert L. Johnson             61          Chairman  and Chief  Executive Officer
                                          of  Johnson  Bryce,   Inc.,   flexible
                                          packaging  materials of food  products
                                          since 1991, and  previously,  for many
                                          years,   a  vice  president  of  Sears
                                          Roebuck & Co.


         John Harvey and Peter R. Harvey are brothers. Comforce was a 64.3% owned subsidiary of Artra until December, 1995. Artra now owns approximately 13% of Comforce. PureTec International, Inc. and PST are affiliates of Artra.


MANAGEMENT

Information Regarding Executive Officers

         Set forth below is information concerning the executive officers and other key employees of Artra who were in office or employed as of the date of this Prospectus.


Name                      Age         Position
----                      ---         --------
John Harvey                65         Chairman of the Board and Chief Executive  Officer of Artra
Peter R. Harvey            62         President and Chief Operating Officer of Artra
John G. Hamm               58         Executive Vice President of Artra
Robert S. Gruber           64         Vice President - Corporate Relations of Artra
James D. Doering           60         Vice President, Treasurer and Chief  Financial Officer of Artra
John Conroy                53         Vice President  - Corporate  Administration of  Artra
Lawrence D. Levin          45         Controller of Artra
Edwin G. Rymek             67         Secretary of Artra

         John Harvey, Chairman and Chief Executive Officer of Artra. See "Information Concerning Directors" above for a description of Mr. Harvey's relevant business experience.

         Peter R. Harvey, President and Chief Operating Officer of Artra. See "Information Concerning Directors" above for a description of Mr. Harvey's relevant business experience.

         John G. Hamm, Executive Vice President of Artra. Mr. Hamm has served as Executive Vice President, since February 1988, and Vice President - Finance, from 1975 until 1988, of Artra. Mr. Hamm has also served as Vice President Finance, from August 1990 until July 1995, and as a Director, from 1984 until July 1995 of Ozite Corporation. Mr. Hamm also serves as a Director of SoftNet Systems, Inc. since 1985 and served as Director of PST from 1985 until January, 1996.

         Robert S. Gruber, Vice President - Corporate Relations of Artra. Mr. Gruber has served as Vice President - Corporate Relations of Artra since 1975 and as a consultant to The Lori Corporation from 1975 to 1995. Mr. Gruber has also served as a consultant to Comforce during 1996.

         James D. Doering, Vice President, Treasurer and Chief Financial Officer of Artra. Mr. Doering has served as Vice President, since 1980, Treasurer, since 1987, Chief Financial Officer, since February 1988, and Controller, from 1980 to 1987. Mr. Doering has also served as Vice President and Chief Financial Officer of Comforce from February 1988 through January 1996.

         John Conroy, Vice President - Corporate Administration of Artra. Mr. Conroy has served as Vice President Corporate Administration since March 1990. Prior thereto, he served as Vice President - Corporate Administration, of Sargent-Welch Scientific Company from September 1988 to December 1989. Mr. Conroy previously served in various risk management positions with Artra from 1978 to September 1988, most recently as Corporate Risk Director.

         Lawrence D. Levin, Controller of Artra. Mr. Levin has served as Controller, since 1987, Assistant Treasurer and Assistant Secretary, since 1980, and Assistant Controller, from 1980 to 1987. Mr. Levin has also served as Controller of Comforce since December 1989 through January 1996 and as the Assistant Chief Financial Officer of Comforce from May 1993 through January 1996.

         Edwin G. Rymek, Secretary of Artra. Mr. Rymek has served as Secretary of Artra since 1987 and of Comforce from 1982 through 1995.

         Officers are appointed by the boards of directors of Artra and its subsidiaries and serve at the pleasure of each respective board. Except for the relationship of Peter R. Harvey (a director and executive officer) and John Harvey (a director and executive officer), who are brothers, there are no family relationships among the executive officers and/or directors, nor are there any arrangements or understandings between any officer and another person pursuant to which he was appointed to office except as may be hereinafter described.

EXECUTIVE COMPENSATION

Directors' Compensation
         Directors who are not employees of Artra ("Outside Directors") are entitled to receive an annual retainer of $10,000 and options on common stock to purchase 2,500 shares on February 1 of each year and options to purchase 10,000 shares upon becoming a director. Each Outside Director who sits on an established committee of Artra is entitled to receive $250 per committee meeting attended and the chairman of a committee is entitled to receive $500 for each meeting. Employees of Artra who also serve as directors or committee members
receive  no  additional   compensation  for  such  service.


Executive Officer Compensation

The following table shows all compensation paid by Artra and its subsidiaries for the fiscal years ended December 26, 1996, December 28, 1995 and December 29, 1994, to the chief executive officer of Artra and each of its other most highly compensated executive officers who were serving as executive officers of Artra as of December 26, 1996 and whose compensation exceeded $100,000 in 1996.


SUMMARY COMPENSATION TABLE~~

                                            Annual Compensation(1)       Long Term Compensation(1)
                                            ----------------------       -------------------------
                                                                           Securities          All
                                                                          Underlying(3)       Other
          Name and                      Salary       Salary                 Options -        Compen-
    Principal Positions       Year       Paid      Deferred(2)   Bonus    No. of Shares      sation
    -------------------       ----       ----      -----------   -----    -------------      ------

         John Harvey,         1996     $137,811      $  -0-      $ -0-     141,000          $5,456 (4)
      Chairman and Chief      1995      126,200         -0-        -0-         -0-           2,520 (5)
      Executive Officer       1994      126,200         -0-        -0-         -0-           2,520 (5)


      James D. Doering,       1996      133,600         -0-        -0-      57,500           6,000 (4)
     Vice President and       1995       49,900       83,500       -0-         -0-           3,470 (5)
   Chief Financial Officer    1994      111,133       22,267       -0-         -0-           3,000 (5)


        John G. Hamm,         1996      133,600         -0-        -0-     101,250           6,000 (4)
          Executive           1995       49,900       83,500       -0-         -0-           3,470 (5)
        Vice President        1994      111,133       22,267       -0-         -0-           3,000 (5)


      Robert S. Gruber,       1996      110,400         -0-         -0-     97,750           6,000 (4)
        Vice President        1995       92,000       69,000        -0-        -0-           2,868 (5)
     Corporate Relations      1994          -0-       18,400        -0-        -0-           4,831 (5)



(1) No additional annual compensation was paid, no restrictive stock awards or stock appreciation rights were granted, and no long term incentive plan payouts were made to any of the officers listed in the table. Only compensation earned in 1996 (irrespective of the year in which paid) is considered in determining inclusion in this table.




                                       7


(2) Salaries are shown as paid (or deferred) in the year earned. Any deferred salaries paid in a year subsequent to the year earned are not shown as paid in such subsequent year. All salary deferrals for the years 1994 and 1995 have been paid as of the date hereof.

(3) All of the options shown in this column were granted under Artra's 1996 Stock Option Plan at an exercise price of $5.25 per share, being the closing price of Artra's common stock on the New York Stock Exchange on the date of grant (October 4, 1996). These options expire October 4, 2006.

(4) These amounts include Artra's contributions to the 401(k) plan during 1996 and 1995 and amounts contributed to the ARTRA GROUP Incorporated Employee Stock Ownership Plan (the "ESOP") during 1995. See note (5) below for a further discussion of the ESOP.

(5) These amounts represent the closing price on the New York Stock Exchange of common stock as of the date the named officers became entitled to receive the stock pursuant to the ESOP. Annual contributions were made to the ESOP at the discretion of the Board of Directors. Artra contributed 15,000 common shares to the Plan with a fair market value of $71,250 ($4.75 per share) for the plan year ending December 29, 1994. Effective August 1, 1995, Artra terminated the ESOP and subsequently distributed the related Employee accounts to participants.


         The following table sets forth information concerning the aggregate number and potential realizable values of options granted to the Chief Executive Officer and the other executive officers of Artra listed in the Summary Compensation Table during the fiscal year ended December 26, 1996. The Board of Directors authorized the issuance of options on October 5, 1996 at a per share exercise price of $5.25 (being the closing price on October 4, 1996).


                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                                                                       Annual Rates of
                                                                                                      Appreciation for
                                            Individual Grants                                          Option Term (1)
                       -----------------------------------------------------------------         -------------------------
                       Number of     % of Total Options
                        Options         Granted to          Exercise Price    Expiration
       Name             Granted      Employees in 1996      ($ per share)        Date                 5%            10%
-------------------    --------      -----------------      -------------     ----------         ----------     ----------
John Harvey             141,000           26.5%                 $ 5.25          10-04-06         $  466,710     $1,184,400

James D. Doering         57,500           10.8%                 $ 5.25          10-04-06         $  190,325     $  784,875

John G. Hamm            101,250           19.0%                 $ 5.25          10-04-06         $  335,138     $  850,500

Robert S. Gruber         97,750           18.3%                 $ 5.25          10-04-06         $  323,553     $  821,100


         The following table sets forth information concerning the aggregate number and values of options held by the Chief Executive Officer and the other executive officers of Artra listed in the Summary Compensation Table as of December 26, 1996 which were granted to such officers in consideration of their services as officers or directors of Artra. No other options held by the Chief Executive Officer or any other executive officers of Artra listed in the Summary Compensation Table were exercised in 1996.


                     AGGREGATED OPTION EXERCISES IN 1996 AND
                      OPTION VALUES AS OF DECEMBER 26, 1996

                                                                     Number of           Value of Unexercised
                                                                    Unexercised             In-the-Money
                                                                Options at 12-26-96      Options at 12-26-96
                           Shares Acquired          Value           Exercisable/            Exercisable/
      Name                   on Exercise          Realized        Unexercisable(1)         Unexercisable(2)
------------------         ---------------        ---------     -------------------       ------------------
John Harvey                       0                $    0             221,000/0               $321,000/None
James D. Doering               8,500                18,000            111,000/0                180,000/None
John G. Hamm                      0                     0             140,450/0                184,000/None
Robert S. Gruber                  0                     0             118,750/0                136,000/None


(1) See the notes under "Principal Shareholders" for a description of the options (including exercise prices) granted to each of the executive officers listed in this table.

(2) The listed options were issued at per share exercise prices of from $3.65 per share to $5.25 per share. The market price of Common Stock as of the close of trading on December 26, 1996 on the New York Stock Exchange was $6.125 per share.



Compensation Committee Interlocks And Insider Participation

         Authority to determine the compensation of executive officers is conferred upon Artra's Board of Directors or, in the case of officers paid by Bagcraft Corporation of America ("Bagcraft"), by Bagcraft's Board of Directors. The salary of John Harvey was paid by Bagcraft.
         Artra's Board did not consider the compensation of its officers in 1996. The decisions concerning the cash compensation of these executive officers (including John Harvey, the Chairman and Chief Executive Officer of Artra, who was compensated by Bagcraft for his services as its Chairman) were made by Peter
R. Harvey, the President and Chief Operating Officer of Artra. Although Artra has an Option and Compensation Committee formed to consider and award options under Artra's 1985 Stock Option Plan, this committee did not meet in 1996. In December, 1995, the Artra Board awarded options to the Chief Executive Officer and to certain executive officers subject to approval by the shareholders of the 1996 Stock Option Plan. Peter R. Harvey, John Harvey and Gerard Kenny executed the consent approving these awards. These awards were granted as compensation for late salary payments during the period 1991 to 1995. See "Transactions with Management and Others" for a description of various transactions and relationships between Artra and each of these directors.

                               PERFORMANCE GRAPH

                 Comparison of Five Year Cumulative Total Return
               ARTRA Common Stock, Dow Jones Equity Market Index
                   and Dow Jones Diversified Industrial Index


                                                1991      1992      1993      1994      1995      1996
                                                ----      ----      ----      ----      ----      ----
Dow Jones Equity Market Index                 $100.00   $108.61   $119.86   $120.76   $165.95   $209.08
Dow Jones Diversified Industrial Index        $100.00   $109.54   $105.20   $104.23   $111.14   $141.41
ARTRA Common Stock                            $100.00   $ 47.06   $ 76.47   $ 60.29   $ 60.29   $ 72.06




                             PRINCIPAL SHAREHOLDERS

         As of October 31, 1997, there were 8,290,182 shares of Common Stock issued and outstanding. The following table sets forth the number and percentage of Common Stock known by management of Artra to be beneficially owned as of October 28, 1997 by (i) all shareholders known by management of Artra to own 5% or more of Artra's Common Stock, (ii) all directors of Artra, (iii) each executive officer included in the Summary Compensation Table and (iv) all directors, executive officers and other key employees of Artra as a group (9 persons). Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated. As of October 31, 1997, 3,583.62 shares of Series A Preferred Stock of Artra, par value $1,000 per share, were issued and outstanding. Each share of this Series A Preferred Stock entitles the holder to one vote on an equal basis with each share of Common Stock. Accordingly, for purposes of showing ownership of Common Stock in the table below, the Series A Preferred Stock is treated as Common Stock.
                                                   Number
                                                 of Shares
Beneficially Name of Beneficial Owner              Owned           Percent
-------------------------------------              -----           -------

Research Center of Kabbalah(1)                    647,250            7.5%
Prestwood Limited (10)                            357,270            4.3%
Peter R. Harvey(2)  Common                        440,243            5.39%
                    Preferred                       2,175           60.7%
John Harvey(3)                                    423,796            6.1%
Gerard M. Kenny(4)                                240,048            2.9%
Maynard K. Louis(5)                               121,000            1.4%
Howard R. Conant(6)                               592,333            6.8%
Edward A. Celano                                   18,182              *
Robert L. Johnson                                   2,873              *
John G. Hamm(7)                                   142,232            1.7%
Robert S. Gruber(8)                               141,104            1.79%
James D. Doering(9)                               124,311            1.5%
All directors and executive officers
as a group (12 persons)                         2,572,816           26.2%

 * Less than 1% of the outstanding shares.

(1) The address of Research Center of Kabbalah ("RCK") is 83-84 115th Street, Richmond Hill, New York 11418. The shares beneficially owned by RCK consist of 361,000 shares of Common Stock owned directly, 21,250 shares of Common Stock issuable under a warrant which expires October 29, 1998 at an exercise price of $6.00 per share, 65,000 shares of Common Stock issuable under a warrant which expires December 31, 1998 at an exercise price of $7.00 per share, 100,000 shares of Common Stock issuable under a warrant which expires February 14, 2002 at an exercise price of $5.625 per share and 100,000 shares of Common Stock issuable under a warrant which expires April 13, 2002 at an exercise price of $5.00 per share.

(2) Mr. Peter R. Harvey's business address is 500 Central Avenue, Northfield, Illinois 60093. The shares beneficially owned by Mr. Harvey consist of 375,790 shares held directly by him (of which 373,615 are Common Stock and 2,175 are shares of Series A Preferred Stock), 23,001 shares held as trustee for the benefit of his nieces, 800 shares owned by his wife and children, 634 shares held in his 401(k) plan, 7,193 shares held in his individual retirement account, 20,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share and 15,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share.

(3) Mr. John Harvey's business address is 500 Central Avenue, Northfield, Illinois 60093. The shares of Common Stock beneficially owned by Mr. Harvey consist of 123,100 shares held directly by him, 1,705 shares held in his 401(k) plan, 5,746 shares held in his individual retirement account, 100,000 shares held by Mr. Harvey's daughters, 75,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, 4,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share, 141,000 shares issuable under an option which expires October 4, 2006 at an exercise price of $5.25 per share and an aggregate of 72,245 shares issuable under warrants expiring at various dates in 2000 and 2001 received in 1995 and 1996 as additional compensation for 1995 and 1996 short-term loans at exercise prices of $3.75 per share to $6.25 per share.

(4) The shares beneficially owned by Mr. Kenny consist of 2,000 shares of Artra's common stock issuable upon the exercise of an option at $10.00 per share expiring November 28, 1996, 75,652 shares held by (or issuable to) Kenny Construction Company, 14,411 shares held by Clinton Industries, and 75,001 shares issuable under a warrant held by Clinton Industries which expires November 10, 1997 at an exercise price of $5.00 per share. Kenny Construction Company holds put options to sell to Artra (i) 23,004 shares of Common Stock for a put price of $83.45 per share plus an amount equal to 15% per annum for each day from March 1, 1991 to the date of payment by Artra, which put option expires December 31, 1997, and (ii) 49,980 shares of Common Stock for a put price of $21.19 per share, subject to an annual increase of $2.25, which put option is exercisable on the later of the date Artra's obligations to Bank of America are repaid or the $2,500,000 note of Artra payable to Kenny Construction Company (as described in paragraph 5 under "Transactions with Management and Others." If the stock subject to the put is sold at a price less than the put price, Artra would remain liable to the holder of the put for the amount by which the put price of the shares exceeds the selling price. Mr. Kenny is Executive Vice President, Director and beneficial owner of 16.66% of the issued and outstanding stock of Kenny Construction Company. He is also the General Partner and a 14.28% beneficial owner of Clinton Industries, a limited partnership. See paragraphs 4 and 5 under "Transactions with Management and Others."

(5) Mr. Louis is the holder of warrants to purchase 121,000 shares of Artra common stock at prices of $4.50 to $8.00 per share which warrants expire on various dates commencing in 1997 and ending June 13, 2001.

(6) Mr. Conant holds 150,000 Artra common shares directly, Mrs. Conant holds 9,000 Artra common shares and Mr. Conant holds warrants to acquire 443,333 shares of Artra common stock at prices of $5.00 to $5.875 per share which warrants expire on various dates in 2001 and 2002.

(7) The shares of Common Stock beneficially owned by Mr. Hamm consist of 50 shares held directly by him, 93 shares held by him and his wife jointly, 1,639 shares held in his 401(k) plan, 25,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, 13,200 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share, and 101,250 shares issuable under an option which expires October 4, 2006, at an exercise price of $5.25 per share.

(8) The shares of Common Stock beneficially owned by Mr. Gruber consist of 20,190 shares held directly by him, 943 shares held in his 401(k) plan, 1,221 shares held in his individual retirement account, 8,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, 12,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share and 97,750 shares issuable under an option which expires October 4, 2006, at an exercise price of $5.25 per share.

(9) The shares of Common Stock beneficially owned by Mr. Doering consist of 10,500 shares held by him in joint tenancy with his wife, 1,693 shares held in his 401(k) plan, 1,118 shares held in his individual retirement account, 22,500 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 31,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share and 57,500 shares issuable under an option which expires October 4, 2006, at an exercise price of $5.25 per share.

(10) Prestwood Limited is a British Virgin Islands company located in Tortola, BVI. The shares are directly and beneficially owned by Prestwood and consist of 357,270 shares of common stock.


                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Effective October 17, 1995, Comforce, formerly a 64% owned subsidiary of Artra, acquired all of the capital stock of Comforce Telecom, Inc. ("Comforce Telecom"), formerly Spectrum Global Services, Inc. d/b/a Yield Global, for consideration of approximately $6.4 million, net of cash acquired. This consideration consisted of cash to the seller of approximately $5.1 million, fees of approximately $700,000, including a fee of $500,000 to a related party, and 500,000 shares of Comforce common stock valued at $843,000 (at a price per share of $1.68) issued as consideration for various fees and guarantees associated with the transaction. The 500,000 shares of Comforce common stock consisted of (i) 100,000 shares issued to an unrelated party for guaranteeing the purchase price to the seller, (ii) 100,000 shares issued to Artra, then the majority shareholder of Comforce, in consideration of its guaranteeing the purchase price to the seller and agreeing to enter into the Assumption Agreement, as discussed below, (iii) 150,000 shares issued to two unrelated parties for advisory services in connection with the acquisition, and (iv) 150,000 shares issued to Peter R. Harvey, then a Vice President and director of Comforce for guaranteeing the payment of the $6.4 million purchase price to the seller. Additionally, in conjunction with the Comforce Telecom acquisition, Artra entered into an Assumption Agreement whereby it agreed to assume substantially all pre-existing Lori liabilities and indemnify Comforce in the event any future liabilities arise concerning pre-existing environmental matters and business related litigation. Accordingly, at June 26, 1997 and December 26, 1996, $271,000 and $348,000, respectively, of such pre-existing Lori liabilities were classified in Artra's condensed consolidated balance as current liabilities of discontinued operations.

         Effective July 4, 1995, Comforce's management agreed to issue up to a 35% common stock interest in Comforce to certain individuals to manage Comforce's entry into the telecommunications and computer technical staffing business. Comforce recognized a non-recurring charge of $3,425,000 related to this stock since these stock awards were 100% vested when issued, and were neither conditioned upon these individuals' service to Comforce as employees nor the consummation of the Comforce Telecom acquisition. Accordingly, this compensation charge was fully recognized in 1995. The shares of Comforce common stock issued in accordance with the above agreements were valued at $.93 per share. Comforce's management valued Comforce based on its discussions with market makers and other advisors, taking into account (i) that the Jewelry Business, which was discontinued at the end of the second quarter of 1995, had a negligible value, and (ii) the value of Comforce was principally related to the potential effect that a purchase of Comforce Telecom, if successfully concluded, would have market value of Comforce common stock. Comforce's management believed this value of $.93 per share to be a fair and appropriate value based upon

Comforce's financial condition as of the date Comforce became obligated to issue these shares. After the issuance of the Comforce common shares, plus the effects of other transactions, Artra's ownership interest in Comforce common stock was reduced to approximately 13% and 25% at December 26, 1996 and December 28, 1995, respectively. Accordingly, in October 1995, the accounts of Comforce and its majority-owned subsidiaries were deconsolidated from ArtraAEs consolidated financial statements.

         Effective December 19, 1996, Artra and Comforce agree to settle various differences in the interpretation of certain agreements relating to the Comforce Telecom acquisition, whereby, among other things:

(1) Comforce delivered to Artra 100,000 shares of Comforce common stock in consideration of Artra guarantee of the Comforce Telecom purchase price to the seller and 100,000 shares of Comforce common stock for the cancellation of the Series C Preferred Stock. ArtraAEs financial statements have reflected the issuance of these 200,000 Comforce common shares to Artra since the fourth quarter of 1995.

(2) Artra delivered to Comforce certificates evidencing its ownership of 100% of the Lori Series C Preferred Stock.

(3) Comforce agreed to include in a proposed underwritten public offering 380,000 shares of Comforce common stock held by Artra and its Fill-Mor subsidiary. Sales proceeds will be used principally to discharge certain Artra and Fill-Mor debt obligations.

(4) Artra agreed to a Lock-up Agreement which limits its ability to sell its remaining Comforce common shares for a period of 360 days after the effective date of Comforce's proposed underwritten public offering.

(5) Artra agreed to deposit 125,000 shares of its Comforce common stock into an escrow account to collateralize its remaining obligations under the Assumption Agreement.

         Comforce did not retain an underwriter for the proposed underwritten public offering referred to in paragraph (3) and, accordingly, effective April 30, 1997 Artra was released from the provisions of the Lock-up Agreement.

         During 1995, Artra received $399,000 of advances from Comforce. In 1996, Comforce advanced Artra an additional $54,000. During 1996 Artra repaid the above advances and paid down, assumed or otherwise settled substantially all of the known pre-existing Comforce liabilities it assumed in conjunction with the Comforce Telecom acquisition.

         John Harvey was the chief executive officer, the chairman of the board of Comforce until November 1995 and a director to December 1995. Peter R. Harvey was a director of Comforce to December 1995 and a vice president of Comforce through January 1, 1996. James D. Doering was the vice president and chief financial officer of Comforce through January 1996. Lawrence D. Levin was the controller and assistant chief financial officer of Comforce through January 1996. Edwin Rymek was the secretary of Comforce through November 1995.

         In January 1995, Artra borrowed $100,000 from John Harvey on a short-term basis evidenced by a note due March 20, 1995 and bearing interest at 8% per annum. This loan, as well as other short-term borrowings from John Harvey, aggregating $175,000 at December 28, 1995, have been renewed as they matured during 1995. In February 1996 Artra repaid $50,000 to Mr. Harvey. In May 1996 Artra repaid Mr. Harvey's loans and related accrued interest in their entirety. As additional compensation the loans provided for the issuance of warrants to purchase Artra common shares, as determined by the number of days the loans are outstanding. John Harvey received warrants to purchase an aggregate of 66,045 shares of Artra common stock at prices ranging from $3.75 to $6.125 per share as additional compensation for his loans to Artra.

         The Harvey Family Trust is the owner of the real estate at 500 Central, Northfield, Illinois, the corporate offices of Artra which was acquired by the Trust in September 1996. Artra rents approximately 7,000 square feet of office space and 1,000 square feet of warehouse space from the Trust at an annual rental of $126,000 pursuant to a lease expiring in January 1998. Artra may renew the lease for an additional one year period at an increased rent in the sum of $132,000. The building contains approximately 29,500 total square feet. In the opinion of Artra management, the Artra rental obligation to the Harvey Family Trust does not exceed the fair market value for similar rentals. John Harvey is the grantor and beneficiary of the Trust.

         During 1990 and 1991, Artra made advances to Peter R. Harvey, of which $820,000 (including $112,000 in accrued interest) remained outstanding at December 30, 1993. The outstanding principal balance of these advances bears interest at the prime rate plus 2%. Artra had previously borrowed funds from Mr. Harvey evidenced by a $2,000,000 Artra note payable to him. Upon Mr. Harvey's surrender of this note to Artra (which note had previously been pledged by him to secure obligations he owed to another company), Artra applied the $2,000,000 to amounts due from him.

         In addition to the advances made directly by Artra, certain advances were previously made to Mr. Harvey by Bagcraft prior to its acquisition by Artra in 1990. In December 1993, $1,894,000, representing the total amount of these advances (including accrued interest of $120,000) was transferred from Artra's Bagcraft subsidiary to Artra as a dividend (a portion of which interest has been reserved on Artra's books).

         In February 1996, a bank agreed to discharge all amounts under its Artra notes ($14,563,639.39 including accrued interest and fees) and certain obligations of Artra's president, Peter R. Harvey. In connection with said discharge, Artra obtained a $2,150,000 participation right in a $3 million note, which was offset by the discharge of $2,150,000 in prior Harvey indebtedness. In addition, Artra recorded a receivable of $1,089,000 for Mr. Harvey's pro rata share of the debt discharge funded by Artra. See "Transactions with Management and Others -- Settlement of the Bank of America Illinois Debt." In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. Artra retained its $2,150,000 security interest in the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.
         In May 1991, Artra's Fill-Mor subsidiary made advances to Peter R. Harvey. The advances, made out of a portion of the proceeds of a short-term bank loan, bear interest at the prime rate plus 2%. The amount of these advances at March 30, 1995 was $1,540,000 (including $398,000 of accrued interest). In

April, 1995, these advances from Artra's Fill-Mor subsidiary to Peter R. Harvey were transferred to Artra as a dividend. The aggregate amount of all amounts due from Mr. Harvey which remained outstanding as of September 30, 1997 was $15,073,535 with accrued interest of $2,241,320 for a total of $17,314,855 of which Artra has reserved interest on the principal owed to it by Mr. Harvey in the sum of $2,241,320.

         Mr. Harvey has pledged the following collateral to Artra as security for his debts:


        Collateral                     Description
        ----------                     -----------
      42,067 Shares  (1)               Artra common stock
     707,281 Shares  (1)               PureTec Inc. common stock
         250 Shares  (1)               Industrial Communications common stock
       1,523 Shares  (1)               Artra Series A preferred stock
         652 Shares* (2)               Artra Series A preferred stock
       1,784 Shares* (2)               BCA Series A redeemable preferred stock
       6,489 Shares* (2)               BCA Series B redeemable preferred stock
           Mortgage  (1)               Lien on Harvey personal residence

         *These assets pledged to Artra were subsequently repledged by Artra to a private lender in connection with a loan made to Artra and are now in that lenderAEs possession.

(1) The pledge of 1,523 shares of Artra redeemable preferred stock has a liquidation value of $1,523,000, plus accrued dividends. In addition, Mr. Harvey has pledged a 25% interest in Industrial Communication Company (a private company). Such interest is valued by Mr. Harvey at $800,000 to $1,000,000... See "Transactions With Management And Others
         - - Settlement of the Bank of America Illinois Debt." The bank had a senior security interest in the amount of $850,000 on the real estate described in the table above. In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. Artra retained its $2,150,000 security interest in the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.

(2) In July 1997, Artra advanced an additional $7,475,000 to Peter R. Harvey. Mr. Harvey provided Artra with additional collateral for his advances consisting of 652.285 shares of Artra Series A redeemable preferred stock (a 17.4% interest), 1,784.02 shares of BCA Series A redeemable preferred stock (a 48.5% interest) and 6,488.8 shares of BCA Series B redeemable preferred stock (a 79.8% interest). As of October 15, 1997, this additional collateral had a carrying value of the obligation in ArtraAEs consolidated balance sheet of approximately $11,000,000. The advances were funded with the proceeds from the July 1997 private placement of ArtraAEs notes.

         In summary, Peter Harvey has pledged $14,838,000 of Artra and BCA preferred stock including cumulative unpaid dividends (preferred stock in the sum of $1,314,902 has been hypothecated by John Harvey, his brother); securities with an estimated value of $2,915,000 as described in the table above; and a second mortgage on real estate as described above.

         Peter R. Harvey has not received compensation for either the guarantee described in the next paragraph or his services other than nominal amounts as an officer or director of Artra or any of its subsidiaries since October 1990.

Additionally, Mr. Harvey has agreed not to accept any compensation for his services as an officer or director of Artra or any of its subsidiaries until his obligations to Artra, described above, are fully satisfied.

         Additionally, since December 31, 1986, Peter R. Harvey has guaranteed approximately $120,000,000 of Artra obligations to private and institutional lenders (John Harvey also was a co-guarantor of a $26,700,000 loan included in that total with Peter R. Harvey), and has also hypothecated personal assets as security for the Artra obligations which are described in this proxy statement.

         Under Pennsylvania Business Corporation Law of 1988, Artra (a Pennsylvania corporation) is permitted to make loans to officers and directors. Further, under the Delaware General Corporation Law, Fill-Mor (a Delaware corporation) is permitted to make loans to an officer (including any officer who is also a director, as in the case of Peter R. Harvey), whenever, in the judgment of the directors, the loan can reasonably be expected to benefit Fill-Mor.

         At the September 19, 1991 meeting, Artra's Board of Directors discussed but did not act on a proposal to ratify the advances made by Artra to Peter R. Harvey. The 1992 advances made by Artra to Peter R. Harvey were ratified by Artra's Board of Directors. In the case of the loan made by Fill-Mor to Peter R. Harvey, the Board of Directors of Fill-Mor approved the borrowing of funds from Fill-Mor's bank loan agreement, a condition of which was the application of a portion of the proceeds thereof to the payment of certain of Peter R. Harvey's loan obligations to the bank. However, the resolutions did not acknowledge the use of such proceeds for this purpose and the formal loan documents with the bank did not set forth this condition (though in fact, the proceeds were so applied by the bank).

         In June 1996, Peter R. Harvey loaned Artra 100,000 shares of Artra common stock (with a then fair market value of $587,000). The Company principally issued these common shares to certain lenders as additional consideration for short-term loans. In September 1996, after Artra's shareholders approved an increase in the number of authorized common shares, Artra repaid this loan. At Peter R. Harvey's direction, the 100,000 shares of Artra's common stock were issued in blocks of 25,000 shares to the four daughters of Artra's Chairman of the Board, John Harvey. John Harvey and Peter
R. Harvey are brothers.

         During 1986 and through August 10, 1988, Artra entered into a series of short-term borrowing agreements with private investors. Each agreement granted an investor a put option, principally due in one year, that required Artra to repurchase any or all of the shares sold at a 15% to 20% premium during a specified put period. Kenny Construction Company ("Kenny") entered into a put option agreement with Artra, which has been extended from time to time, most recently on November 11, 1992. At such time Artra and Kenny agreed to extend the put option whereby Kenny received the right to sell to Artra 23,004 shares of Artra common stock at a put price of $56.76 plus an amount equal to 15% per annum for each day from March 1, 1991 to the date of payment by Artra, which option expires December 31, 1997.

         Gerard M. Kenny, a director of Artra, is the Executive vice-president and Chief Executive Officer and a director of Kenny and beneficially owns 16.66% of Kenny's capital stock.

         On March 21, 1989, Artra borrowed $5,000,000 from its bank lender evidenced by a promissory note. This note has been amended and extended from time to time. The borrowings on this note were collateralized by, among other things, a $2,500,000 guaranty by Kenny. Kenny received compensation in the form of 833 shares of Artra common stock for each month that its guaranty remained outstanding through March 31, 1994. Under this arrangement, Kenny received 49,980 shares of Artra common stock as compensation for its guaranty.

         On March 31, 1994, Artra entered into a series of agreements with its bank lender and with Kenny. Under the terms of these agreements, Kenny purchased a $2,500,000 participation in the $5,000,000 note payable to Artra's bank lender. Kenny's participation is evidenced by a $2,500,000 Artra note (the "Kenny Note") bearing interest at the prime rate. As consideration for its purchase of this participation, the bank lender released Kenny from its $2,500,000 loan guaranty. As additional consideration, Kenny received an option to put back to Artra the 49,980 shares of Artra common stock received as compensation for its $2,500,000 Artra loan guaranty at a price of $15.00 per share. The put option is subject to increase at the rate of $2.25 per share per annum ($21.188 at December 26, 1996). The put option is exercisable on the later of the date the Kenny Note is repaid or the date Artra's obligations to its bank lender are fully paid. During the first quarter of 1996, the $2,500,000 note and related accrued interest was paid in full, principally with the proceeds from additional short-term borrowings. The put option remains outstanding.

         On September 27, 1989, Artra received a proposal to purchase Bagcraft from Sage Group, Inc. ("Sage"), a privately-owned corporation. Effective March 3, 1990, a wholly-owned subsidiary of Artra indirectly acquired from Sage 100% of the issued and outstanding common shares of BCA Holdings, Inc., which in turn owned 100% of the stock of Bagcraft, for total consideration which was delivered to Ozite as the successor by merger to Sage, upon approval of Artra's shareholders. The consideration for the Bagcraft acquisition consisted of 772,000 shares of Artra's common stock and 3,750 shares of its $1,000 par value junior non-convertible payment-in-kind preferred stock bearing a dividend rate of 6%. The issuance of the Artra Common and Preferred Stock as consideration was approved by Artra's shareholders at the December 1990 annual meeting of shareholders. Upon the merger of Sage into Ozite on August 24, 1990, Ozite became entitled to receive this consideration, which right Ozite assigned to its PST subsidiary. Peter R. Harvey, Artra's President, and John Harvey, Artra's Chairman of the Board of Directors, were the principal shareholders of Sage and Ozite as of the times that the merger agreements were executed and the mergers consummated.

         Ozite subsequently repurchased the 3,750 shares of preferred stock in February 1992, 1,523 of which shares were subsequently assigned to Peter Harvey in consideration of his discharge of certain indebtedness of Ozite to him in April 1992. Mr. Harvey pledged these 1,523 preferred shares to Artra. The
$4,750,000 price of the 772,000 shares of common stock and 3,750 shares of preferred stock was equal to the fair market value thereof as of January 31, 1991 as determined by an independent investment banking firm engaged by PST to make such determination.

         Peter R. Harvey and John Harvey are significant shareholders of PST's parent, PureTec, as described in Note 1 to the table under "Principal Shareholders." Peter R. Harvey is a Vice President and a director of PST and a director of PureTec. John Harvey is a director of PST and PureTec.

         In 1987, the predecessor of PST acquired a $5,000,000 subordinated note bearing interest at a rate of 13.5% per annum and 50,000 shares of 13-1/2% cumulative redeemable preferred stock of Bagcraft with a liquidation preference of $5,000,000 with $10,000,000 of the net proceeds of the PST public offering in May 1987. Interest accrued on the note at a rate of 13.5% per annum. No cash payments of interest were made during the term of the note. However, during 1992, per agreement with PST, the interest payments for 1992 were remitted by Bagcraft to Artra and the noteholder received Series A preferred stock of Bagcraft's parent, BCA Holdings, Inc. ("BCA") having a liquidation value of $675,000. In December 1993, the principal outstanding under this note was repaid in full in cash from proceeds of Bagcraft's new credit facility with an institutional lender and PST accepted additional BCA preferred stock having a liquidation value of $3,000,000 in satisfaction of all unpaid accrued interest thereon.
         The BCA preferred stock provides a $1,000 per share liquidation preference and annual cumulative cash dividends of $60.00 per share when and if declared by BCA. The Bagcraft redeemable preferred stock remains outstanding as of the date hereof. As of June 26, 1997, net dividends in the amount of $803,000 had accumulated thereon.


Settlement of the Bank of America Illinois Debt

         As of February 26, 1996, Artra was indebted to B of A in the sum of $14,563,639.59 including accrued interest and fees (the "Prior Indebtedness"). As of February 26, 1996, Peter R. Harvey, an officer and director of Artra, was indebted to B of A in the sum of $7,496,830 including accrued interest (the "Prior Harvey Indebtedness"), (the Prior Indebtedness and the Prior Harvey Indebtedness are collectively referred to as the "Debt", or "Prior Notes").

         On February 26, 1996, for an aggregate purchase price of $5,150,000 (the "Purchase Price") Arabella, S.A. ("Arabella") purchased from B of A (the "Debt Purchase") all of B of A's interest in the Debt except that B of A retained the rights to $3 million of the Prior Harvey Indebtedness. B of A then entered into a Participation Agreement with Artra pursuant to which B of A transferred to Artra the right to receive $2.15 million of the retained $3 million indebtedness. The $3 million indebtedness was collateralized by a mortgage on certain real estate owned by Mr. Harvey. B of A's rights to the remaining $850,000 of the indebtedness had priority over Artra's rights to the $2.15 million. In March 1997, the bank sold its interest in Mr. Harvey's note and the related collateral to a private investor. Artra retained its $2,150,000 security interest the real estate, subordinated to the noteholder's $850,000 security interest in this real estate.

         The Prior Artra Indebtedness and the Prior Harvey Indebtedness to BankAmerica were satisfied as follows:


(1) Artra paid Arabella cash in the amount of $2,650,000, 100,000 shares of Artra common stock (valued at $440,667 after a discount for restricted marketability) and 25,000 shares of Comforce common stock held by Artra (with a then fair market value of $200,000).

(2) BCA executed a note in favor of Arabella in the principal amount of $1,900,000 with a maturity date of May 26, 1996 (the "New Artra Note,") and Peter R. Harvey executed a note in favor of Arabella in the principal amount of $2,296,830 (the "New Harvey Note"). The amount of the Harvey Note was reduced to $100,000 if payment was made by May 26, 1996. Arabella was entitled to up to an additional 100,000 shares of Artra common stock and 25,000 shares of Comforce stock depending on when Artra and Peter R. Harvey repaid the new debt. The New Artra and Harvey Notes were repaid in April, 1996, principally from the proceeds of a private placement completed in July (and commenced in April). Based on the date of the repayment, Arabella received an additional 50,000 shares of Artra stock, which had a value of $220,000 after a discount for restricted marketability. Arabella also received an additional $125,000 in lieu of the additional 12,500 shares of Comforce to which it was entitled based on the date of repayment.

(3) Artra gave Arabella an option to purchase 40% of the common stock of Bagcraft for nominal consideration. The option was valued at $500,000. Per the terms of the agreement, Artra repurchased the option for $550,000 in April, 1996.


         Artra recognized a gain on the discharge of indebtedness of $9,424,000 ($1.23 per share) in the first quarter of 1996 and recorded a receivable for Mr. Harvey's pro rata share ($1,089,000) of the debt discharge funded by Artra. In addition, based upon the assignment by the bank to Artra of the Harvey mortgage in the amount of $2,150,000, subordinated to the extent of $850,000, Artra offset $2,150,000 of other debt previously owed to it by Peter Harvey. The net effect of the above transactions with Mr. Harvey, other than Artra receiving collateral, was that there was no change in the amount of the debt owed to Artra by Mr. Harvey. In order to obtain access to the $2,650,000 paid to Arabella, the following transactions occurred.

(1) Bagcraft purchased from BCA all of the authorized shares of a newly created BCA Class B Redeemable Preferred stock (the "BCA B Pref") consisting of 8,135 shares, a $1,000 per share liquidation preference and annual cumulative cash dividends of $135 per share for $4,135,000 which was borrowed under Bagcraft's line of credit.

(2) BCA distributed the $4,135,000 to Artra. Artra paid $2,650,000 to Arabella and used the remaining $1,485,000 to pay down other debt obligations and for working capital.

(3) Bagcraft then exchanged the BCA B Pref for 82.7% of the outstanding shares of Bagcraft preferred stock (the "Bagcraft Preferred") which were owned by Ozite Corporation, a wholly owned subsidiary of PureTec. Following this exchange, Ozite held all of the outstanding BCA B Pref. Bagcraft then held 82.7% of the outstanding shares of its Preferred which was canceled. There are 8,650 shares of Bagcraft Preferred remaining outstanding held by PST.

Other Transactions

         On March 9, 1990, Maynard K. Louis, a member of the Board of Directors, made a loan to Artra in the principal amount of $500,000 bearing interest at the rate of 10% per annum. This loan was repaid in 1992 through the issuance to Mr. Louis of 68,198 shares of Artra's common stock. On April 2, 1992, Mr. Louis made a loan to Artra in the principal amount of $100,000 bearing interest at the rate of 9% per annum, which loan, due April 1, 1994, has been extended. On October 1, 1993, Mr. Louis made a short term loan in the principal amount of $75,000 bearing interest at the rate of 8% per annum to Artra's BCA Holdings Inc. and A G Holding Corp. subsidiaries due October 22, 1993, which loan was repaid. As consideration for making or agreeing to extend these loans, Mr. Louis received the warrants to purchase Artra's common stock described in note 5 to the table under "Principal Shareholders."

         During 1993, The Research Center of Kabbalah ("RCK"), which holds approximately 7.5% of Artra's outstanding Common Stock (including the stock issuable upon the exercise of warrants) as of December 26, 1996, made certain short-term loans to Artra of which $2,000,000, with interest at 10%, was outstanding at December 31, 1993. As additional compensation, RCK received warrants to purchase an aggregate of 86,250 Artra common shares at prices ranging from $6.00 to $7.00 per share based upon the market of Artra's common stock at the date of issuance. The warrants expire five years from the date of issuance. In January 1994, Kabbalah made an additional $1,000,000 short-term loan to Artra, also with interest at 10%. The proceeds of these loans were used to pay down various Artra short-term loans and other debt obligations. In December, 1995, RCK received 126,222 shares of Artra common in payment of past due interest through October 31, 1995. Interest on the loans was paid through March, 1997. Payment on the loans was due March 31, 1994, however, the lender did not demand payment. In February 1997, the lender received a warrant to purchase an additional 100,000 Artra common shares at $5.625 per share as consideration for not demanding payment of this obligation. In April 1997, the lender received a warrant to purchase an additional 100,000 Artra common shares at $5.00 per share as consideration for not demanding payment of this obligation. In June 1997 outstanding borrowings to RCK were reduced to $300,000 with the proceeds from other short-term borrowings. In July 1997 Artra repaid all remaining obligations under these loans.

         In May, 1996, Artra borrowed $100,000 from Edward A. Celano, then a private investor, evidenced by an unsecured short-term note, due August 7, 1996, and renewed to February 6, 1997, bearing interest at 10%. The proceeds of the loan were used for working capital. At Artra's annual meeting of shareholders, held August 29, 1996, Mr. Celano was elected to Artra's board of directors. Effective January 17, 1997, Mr. Celano exercised his conversion rights and received 18,182 shares of Artra common stock as payment of the principal balance of his note.

         In August, 1996, Artra borrowed $500,000 from Howard Conant, then a private investor, evidenced by an short-term note, due December 23, 1996, bearing interest at 10%. The loan was collateralized by 125,000 shares of Comforce common stock owned by Artra's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2001, to purchase 25,000 Artra common shares at a price of $5.00 per share. The proceeds of the loan were used for working capital. At Artra's annual meeting of shareholders, held August 29, 1996, Mr. Conant was elected to Artra's board of directors. In December, 1996, the loan was extended until April 23, 1997 and Mr. Conant received, as additional compensation, a warrant, expiring in 2001, to purchase 25,000 Artra common shares at a price of $5.875 per share.

         In January, 1997, Artra borrowed an additional $300,000 from Mr. Conant evidenced by an short-term note, due December 23, 1997, bearing interest at 8%. The loan was collateralized by 100,000 shares of Comforce common stock owned by Artra's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2002, to purchase 25,000 Artra common shares at a price of $5.75 per share.

         In March 1997, Artra borrowed an additional $1,000,000 from Mr. Conant evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. The loan was collateralized by 585,000 shares of Comforce common stock owned by Artra's Fill-Mor subsidiary. As additional compensation, Mr. Conant received an option to purchase 25,000 shares of Comforce common stock owned by Artra's Fill-Mor subsidiary at a price of $4.00 per share, with the right to put the option back to Artra on or before May 30, 1997 for a total put price of $50,000. In May 1997, Mr. Conant exercised his rights and put the Comforce option back to Artra for $50,000. The proceeds from this loan were used in part to repay an Artra/Fill-Mor $2,500,000 bank term loan.

         In April 1997, Artra borrowed $5,000,000 from Mr. Conant evidenced by a note, due April 20, 1998, bearing interest at 10%. As additional compensation, the lender received a warrant to purchase 333,333 Artra common shares at a price of $5.00 per share. The warrant holder has the right to put this warrant back to Artra at any time during the period April 21, 1998 to April 20, 2000, for a total purchase price of $1,000,000. The cost of this obligation will be accrued in Artra's financial statements as a charge to interest expense over the period April 21, 1997 (the date of the loan) through April 21, 1998 (the date the warrant holder has the right to put the warrant back to Artra). The proceeds from this loan were used to repay Mr. Conant's outstanding borrowings of $1,800,000 and to pay down other Artra debt obligations.

         In June 1997, Artra borrowed an additional $1,000,000 from Mr. Conant, due December 10, 1997, bearing interest at 12%. As additional compensation, the lender received a warrant to purchase 40,000 Artra common stock shares at a price of $5.00 per share. The warrant holder has the right to put this warrant back to Artra at any time during the period December 10, 1997 to June 10, 1998, for a total purchase price of $80,000. The cost of this obligation will be accrued in the CompanyAEs financial statements as a charge to interest expense over the period June 10, 1997 (the date of loan) through December 10, 1997 (the date the warrant holder has the right to put the warrant back to Artra). The proceeds from this loan were used to pay down other Artra debt obligations. In July 1997, borrowings from Mr. Conant were reduced to $3,000,000 with proceeds advanced to Artra from a Bagcraft term loan as discussed above. As of October 21, 1997, Artra had total outstanding borrowings of $3,000,000 from Mr. Conant collateralized by a 75% interest in the common stock of ArtraAEs BCA subsidiary (the parent of Bagcraft).

                             SELECTION OF AUDITORS

         The Board of Directors appointed Coopers & Lybrand L.L.P. independent certified public accountants, to audit the financial statements of the company and itAEs wholly-owned subsidiaries for the fiscal year ending December 25, 1997. Coopers & Lybrand L.L.P. has served as principal auditors for the company since 1962.

         This appointment is being presented to shareholders for approval of the appointment for the audit to be conducted for the year ending 1997. The favorable vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote (assuming a quorum is present) is required to ratify the appointment.

         A representative of Coopers & Lybrand L.L.P. is expected to attend the meeting and will be afforded an opportunity to make a statement if he desires to do so. He is also expected to be available to respond to appropriate questions.

         The Board of Directors recommends that the shareholders vote FOR the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.


                            SHAREHOLDERS' PROPOSALS

         Any shareholder may notify management of his intention to present a proposal for action at the next annual meeting by delivery of a notice to be reviewed by management not less than 120 calendar days in advance of the solicitation date of Artra's next annual meeting or for action at any other meeting at a reasonable time before solicitation is made, and any proposal as required by law received on or before March 23, 1998 will be considered for action at the next annual meeting. Such notices should be submitted to ARTRA GROUP Incorporated, 500 Central Avenue, Northfield, Illinois 60093, Attention:
Corporate Secretary.


                           GENERAL AND OTHER MATTERS

         Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

         The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, Artra may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

         You are urged to sign and return your proxy promptly.



                                            ------------------------------
                                            Edwin G. Rymek
                                            Secretary
November 7, 1997

HAVE YOU MOVED?


ARTRA GROUP Incorporated
500 Central Avenue
Northfield, Illinois 60093


Please change my address on the books of ARTRA GROUP Incorporated.


Name of Owner



Print Name exactly as it appears on Stock Certificate


From (Old Address)
(Please print)


To (New Address)


Street Address                 City or Town           State            Zip Code


Date___________


Signature:   _________________________________________________
Owner(s) should sign name(s) exactly as appears on Stock Certificate. If this form is signed by a representative, evidence of authority should be supplied.

MAY BE ENCLOSED IN ENVELOPE WITH PROXY CARD

                            ARTRA GROUP INCORPORATED
          THIS PROXY IS BEING SOLICITED BY THE ARTRA GROUP INCORPORATED
                               BOARD OF DIRECTORS


The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated November 7, 1997 in connection with the Annual Meeting of Shareholders to be held at 10:30 a.m. on Thursday, December 11, 1997 at the Sheraton North Shore Hotel 933 Skokie Blvd, Northbrook, Illinois, 60062 and hereby appoints James Doering and Lawrence Levin and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock and Preferred Stock registered in the name provided herein which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.


SEE REVERSE SIDE FOR THE TWO PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2.


The Board of Directors recommends a vote FOR Proposal 1.
1. Election of Directors (To the right). One Year Term.      For   Withheld
                                                             [ ]      [ ]

Election of Directors
Nominees: Edward A. Celano, Howard R. Conant,
Peter R. Harvey, John Harvey, Robert L. Johnson,
Gerard M. Kenny and Maynard K. Louis

------------------------------------------------
[ ] For all nominees except as noted above.



2. Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for me fiscal year ending December 25, 1997.
           FOR      AGAINST      ABSTAIN
           [ ]        [ ]          [ ]


In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.


I PLAN TO ATTEND THE MEETING    [ ]


Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date ______________________________

Signature: ________________________

Date ______________________________

Signature: ________________________